Intermec, Inc. 6001 36Pth Avenue West Everett, WA 98203-1264 HTUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty
Vice President, Corporate Development &
Investor Relations
Intermec, Inc.
425-265-2472
HTUkevin.mccarty@intermec.comUTH

INTERMEC REPORTS SECOND QUARTER 2010 RESULTS

▪	Q2 Revenue of $161.2 Million, up 2% Y/Y, up 8% Q/Q
▪	EPS Loss of ($0.04); Non-GAAP EPS Loss of ($0.03)
▪	Positive Cash Flow From Operations of $7.1M

EVERETT, Wash. – July 29, 2010 – Intermec, Inc. (NYSE: IN) today announced financial results for its second quarter, which ended June 27, 2010.

Second quarter 2010 revenues were $161.2 million and a net loss of ($2.7) million, or ($0.04) per diluted share, compared to 2009 second quarter revenues of $157.7 million and a net loss of ($6.5) million, or ($0.11) per diluted share.

“Intermec met its guidance objectives in Q2 as momentum in our international business, new products, and channel continues to build,” said Patrick J. Byrne, Intermec President and CEO.  “Going forward, we are focused on introducing new products and taking successful enterprise pilots into larger scale mobility deployments.”

The following table presents our GAAP earnings before taxes, net loss, and diluted loss per share as reported for the second quarters of 2010 and 2009, and as adjusted by excluding the impact of an impairment of a facility associated with properties we retained from our former IAS business and restructuring charges.

	Quarter Ended June 27, 2010			Quarter Ended June 28, 2009
($ in millions, except per share amounts)	Loss from operations before taxes	Net loss	Diluted loss per share	Loss from operations before taxes	Net loss	Diluted loss per share
Loss as reported	$(5.6)	$(2.7)	$(0.04)	$(10.3)	$(6.5)	$(0.11)
Impairment of facility	$0.6	$0.4	$0.01	-	-	-
Restructuring charges	$0.2	$0.1	$-	$7.3	$4.6	$0.08
Loss as adjusted	$(4.8)	$(2.2)	$(0.03)	$(3.0)	$(1.9)	$(0.03)

Excluding these charges, the non-GAAP net loss for the second quarter of 2010 was ($2.2) million, or ($0.03) per diluted share, as described in the Reconciliation of GAAP to Non-GAAP net earnings financial measures section of this release.

Second Quarter 2010 Operating Performance

▪	Total revenue of $161.2 million increased 2% from the prior-year quarter, and was up 3% when adjusting for currency translation.

▪
Geographically, compared to the prior-year quarter, revenues in North America declined 4%; excluding our U.S. Government sales the region increased approximately 15%. In Europe, Middle East and Africa (EMEA) revenues increased 3%, up 10% when adjusting for currency translation. The rest of world improved by 28%, led by Asia Pacific up 54% and Latin America’s increase of 13%.

▪	From a product line perspective, compared to the prior-year quarter, Systems and Solutions revenue was flat, Printer and Media revenue increased 14% and Service revenue was down 6%.

▪
Gross profit margins of 36.9% increased 0.7 percentage points compared to the prior-year quarter.  Product gross margins of 36.3% increased 1.9 percentage points while service gross margins of 39.0% decreased 3.7 percentage points over the second quarter 2009.

▪
Operating expenses, excluding facility impairment and restructuring charges of $0.6 million and $0.2 million, respectively, were $64.2 million. This includes an additional $3.0 million of R&D expense for planned new product introductions later this year.  Due primarily to the R&D investment, this adjusted operating expense was approximately $4.0 million higher compared to the second quarter 2009 expense of $60.1 million, which excludes restructuring charges of $7.3 million. Total operating expenses for these same quarterly periods were $65.0 million and $67.4 million, respectively.

▪
The Company’s effective tax rate for the second quarter of 2010 was 51.3%, this compares to 36.6% in the second quarter 2009 and compares to a U.S. statutory rate of 35.0%. The effective tax rate reflects our estimated annual effective tax rate of approximately 50.8% for the fiscal year 2010, which excludes the impact of discrete items. Our projected 2010 effective tax rate is higher than 2009 due primarily to our projected mix of taxable income between jurisdictions and the U.S. research and development tax credit benefits that existed in 2009 which Congress has not renewed for 2010.

▪
The Company generated positive cash flow from operations during the quarter; year-to-date cash flow from operations were slightly negative. The Company’s cash, cash equivalents, and short-term investments ended the quarter at approximately $223 million. The Company has no debt.

Outlook – Third Quarter 2010

Intermec announced its financial guidance for the third quarter of 2010.

▪	Q3’10 Revenues are expected to be within a range of $160 to $170 million, compared to Q3’09 Revenues of $159 million.
▪	Q3’10 GAAP EPS is expected to be within a range of $0.00 to $0.03 per diluted share, compared to Q3’09 GAAP EPS of $0.00.
▪	Excluding restructuring charges of approximately $1.5 million, Q3’10 Non-GAAP EPS is expected to be $0.01 to $0.04, compared to Q3’09 Non-GAAP EPS of $0.03.

Conference Call Information

Intermec will hold its conference call on July 29, 2010 at 5:00 p.m. ET (2:00 p.m. PT).  The dial-in number for participants is 1-(888)-790-1746 (US and International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at HTUwww.intermec.com/InvestorRelationsUTH
###

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net earnings (loss), and earnings (loss) per diluted share. It also includes an outlook for the third quarter 2010 non-GAAP earnings from continuing operations per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding our facility impairment and restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the third quarter of 2010 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Month Ended		Six Months Ended
	June	June	June	June
	27, 2010	28, 2009	27, 2010	28, 2009

Revenues:
Product	$128,729	$123,339	$244,472	$252,002
Service	32,432	34,376	65,919	68,286
Total revenues	161,161	157,715	310,391	320,288

Costs and expenses:
Cost of product revenues	81,952	80,927	154,843	164,293
Cost of service revenues	19,799	19,714	39,119	39,851
Research and development	18,315	15,375	33,288	31,288
Selling, general and administrative	45,916	44,711	90,832	95,719
Restructuring charges	225	7,345	962	15,927
Impairment of facility	587	-	3,008	-
Total costs and expenses	166,794	168,072	322,052	347,078

Operating loss	(5,633)	(10,357)	(11,661)	(26,790)
Interest income	394	261	544	602
Interest expense	(323)	(227)	(668)	(452)
Loss before income taxes	(5,562)	(10,323)	(11,785)	(26,640)
Income tax benefit	(2,854)	(3,781)	(5,431)	(9,698)
Net loss	(2,708)	(6,542)	(6,354)	(16,942)

Basic loss per share	$(0.04)	$(0.11)	$(0.10)	$(0.28)
Diluted loss per share	$(0.04)	$(0.11)	$(0.10)	$(0.28)

Shares used in computing basic loss per share	61,949	61,606	61,896	61,532
Shares used in computing diluted loss per share	61,949	61,606	61,896	61,532

INTERMEC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June	December
	27, 2010	31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$186,622	$201,884
Short-term investments	36,608	36,301
Accounts receivable, net	94,307	106,890
Inventories, net	92,997	101,537
Current deferred tax assets, net	53,080	51,140
Assets held for sale	3,196	-
Other current assets	15,662	16,826
Total current assets	482,472	514,578

Property, plant and equipment, net	36,880	37,383
Other acquired intangibles, net	2,057	2,587
Deferred tax assets, net	188,160	182,457
Other assets	28,004	34,404
Total assets	$737,573	$771,409

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$81,222	$102,607
Payroll and related expenses	21,968	20,683
Deferred revenue	38,559	39,038
Total current liabilities	141,749	162,328

Long-term deferred revenue	21,641	22,010
Pension and other postretirement benefits liabilities	79,116	81,897
Other long-term liabilities	14,319	14,891

Commitments

Shareholders' equity:
Common stock (250,000 shares authorized, 62,362 and 62,203 shares issued and 61,795 and 61,653 outstanding)	624	622
Additional paid-in capital	708,696	703,590
Accumulated deficit	(180,599)	(174,245)
Accumulated other comprehensive loss	(47,973)	(39,684)
Total shareholders' equity	480,748	490,283
Total liabilities and shareholders' equity	$737,573	$771,409

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Month Ended
	June 27,	June 28,
	2010	2009

Cash and cash equivalents at beginning of the period	$201,884	$221,335

Cash flows from operating activities:
Net loss	(6,354)	(16,942)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,422	7,846
Impairment of facility	3,008	-
Deferred taxes	(6,790)	(10,524)
Stock-based compensation	4,241	4,172
Changes in operating assets and liabilities:
Accounts receivable	8,809	33,604
Inventories	7,025	25,021
Accounts payable and accrued expenses	(19,554)	(34,884)
Other long-term liabilities	54	(3,153)
Other operating activities	1,425	3,531
Net cash (used in) provided by operating activities	(714)	8,671

Cash flows from investing activities:
Additions to property, plant and equipment	(6,759)	(4,720)
Sale of property, plant and equipment	-	1,867
Other investing activities	(1,487)	(2,321)
Net cash used in investing activities	(8,246)	(5,174)

Cash flows from financing activities:
Stock options exercised and other	863	870
Net cash provided by financing activities	863	870

Effect of exchange rate changes on cash and cash equivalents	(7,165)	1,373
Resulting (decrease) increase in cash and cash equivalents	(15,262)	5,740

Cash and cash equivalents at end of the period	$186,622	$227,075

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Three Months Ended
	June	Non-GAAP	Adjusted June	June	Non-GAAP	Adjusted June	March	Non-GAAP	Adjusted March
	27, 2010	Adjustments	27, 2010	28, 2009	Adjustments	28, 2009	28, 2010	Adjustments	28, 2010

Revenues:
Product	$128,729		$128,729	$123,339		$123,339	$115,743		$115,743
Service	32,432		32,432	34,376		34,376	33,487		33,487
Total revenues	161,161		161,161	157,715		157,715	149,230		149,230

Costs and expenses:
Cost of product revenues	81,952		81,952	80,927		80,927	72,891		72,891
Cost of service revenues	19,799		19,799	19,714		19,714	19,320		19,320
Research and development	18,315		18,315	15,375		15,375	14,973		14,973
Selling, general and administrative	45,916		45,916	44,711		44,711	44,916		44,916
Restructuring charges	225	$(225)	-	7,345	$(7,345)	-	737	$(737)	-
Impairment of facility	587	(587)	-	-		-	2,421	(2,421)	-
Total costs and expenses	166,794	(812)	165,982	168,072	(7,345)	160,727	155,258	(3,158)	152,100

Operating loss	(5,633)	812	(4,821)	(10,357)	(7,345)	(3,012)	(6,028)	3,158	(2,870)
Interest income	394		394	261		261	150		150
Interest expense	(323)		(323)	(227)		(227)	(345)		(345)
Loss before income taxes	(5,562)	812	(4,750)	(10,323)	(7,345)	(2,978)	(6,223)	3,158	(3,065)
Income tax benefit	(2,854)	263	(2,591)	(3,781)	2,701	(1,080)	(2,578)	1,271	(1,307)
Net loss	$(2,708)	$549	$(2,159)	$(6,542)	$4,644	$(1,898)	$(3,645)	$1,887	$(1,758)

Basic loss per share	$(0.04)	$0.01	$(0.03)	$(0.11)	$0.08	$(0.03)	$(0.06)	$0.03	$(0.03)
Diluted loss per share	$(0.04)	$0.01	$(0.03)	$(0.11)	$0.08	$(0.03)	$(0.06)	$0.03	$(0.03)

Shares used in computing basic loss per share	61,949	61,949	61,949	61,606	61,606	61,606	61,841	61,841	61,841
Shares used in computing diluted loss per share	61,949	61,949	61,949	61,606	61,606	61,606	61,841	61,841	61,841

	Six Months Ended
	June	Non-GAAP	Adjusted June	June	Non-GAAP	Adjusted June
	27, 2010	Adjustments	27, 2010	28, 2009	Adjustments	28, 2009

Revenues:
Product	$244,472		$244,472	$252,002		$252,002
Service	65,919		65,919	68,286		68,286
Total revenues	310,391		310,391	320,288		320,288

Costs and expenses:
Cost of product revenues	154,843		154,843	164,293		164,293
Cost of service revenues	39,119		39,119	39,851		39,851
Research and development	33,288		33,288	31,288		31,288
Selling, general and administrative	90,832		90,832	95,719		95,719
Restructuring charges	962	$(962)	-	15,927	$(15,927)	-
Impairment of facility	3,008	(3,008)	-	-	-	-
Total costs and expenses	322,052	(3,970)	318,082	347,078	(15,927)	331,151

Operating loss	(11,661)	3,970	(7,691)	(26,790)	15,927	(10,863)
Interest income	544		544	602		602
Interest expense	(668)		(668)	(452)		(452)
Loss before income taxes	(11,785)	3,970	(7,815)	(26,640)	15,927	(10,713)
Income tax benefit	(5,431)	1,414	(4,017)	(9,698)	5,770	(3,928)
Net loss	$(6,354)	$2,556	$(3,798)	$(16,942)	$10,157	$(6,785)

Basic loss per share	$(0.10)	$0.04	$(0.06)	$(0.28)	$0.17	$(0.11)
Diluted loss per share	$(0.10)	$0.04	$(0.06)	$(0.28)	$0.17	$(0.11)

Shares used in computing basic loss per share	61,896	61,896	61,896	61,532	61,532	61,532
Shares used in computing diluted loss per share	61,896	61,896	61,896	61,532	61,532	61,532

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK FOR THE QUARTER ENDED SEPTEMBER 26, 2010
(Unaudited)

Diluted earnings per share

As reported	$0.00 to 0.03
Restructuring charge	0.01
As adjusted	$0.01 to 0.04

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION
(Amounts in millions)
(Unaudited)

			Three Months Ended				Three Months Ended
	June 27, 2010	Percent of Revenues	June 28, 2009	Percent of Revenues	Percent Change in Revenues	March 28, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$86.3	53.5%	$86.2	54.7%	0.1%	$79.1	53.0%	9.1%
Printer and media	42.4	26.3%	37.1	23.5%	14.3%	36.6	24.5%	15.8%
Total product	128.7	79.8%	123.3	78.2%	4.4%	115.7	77.5%	11.2%
Service	32.5	20.2%	34.4	21.8%	(5.5%)	33.5	22.5%	(3.0%)
Total revenues	$161.2	100.0%	$157.7	100.0%	2.2%	$149.2	100.0%	8.0%

			Six Months Ended
	June 27, 2010	Percent of Revenues	June 28, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$165.5	53.3%	$179.4	56.0%	(7.7%)
Printer and media	79.0	25.5%	72.6	22.7%	8.8%
Total product	244.5	78.8%	252.0	78.7%	(3.0%)
Service	65.9	21.2%	68.3	21.3%	(3.5%)
Total revenues	$310.4	100.0%	$320.3	100.0%	(3.1%)

			Three Months Ended				Three Months Ended
	June 27, 2010	Percent of Revenues	June 28, 2009	Percent of Revenues	Percent Change in Revenues	March 28, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$84.7	52.5%	$88.4	56.1%	(4.2%)	$74.5	49.9%	13.7%
Europe, Middle East and Africa (EMEA)	49.7	30.8%	48.5	30.7%	2.5%	50.9	34.1%	(2.4%)
All others	26.8	16.7%	20.8	13.2%	28.8%	23.8	16.0%	12.6%
Total revenues	$161.2	100.0%	$157.7	100.0%	2.2%	$149.2	100.0%	8.0%

			Six Months Ended
	March 28, 2010	Percent of Revenues	March 29, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$159.3	51.3%	$192.0	59.9%	(17.0%)
Europe, Middle East and Africa (EMEA)	100.6	32.4%	87.5	27.3%	15.0%
All others	50.5	16.3%	40.8	12.8%	23.8%
Total revenues	$310.4	100.0%	$320.3	100.0%	(3.1%)